Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of VTEX of our report dated March 2, 2023 relating to the financial statements of VTEX, which appears Form 20-F for the year ended December 31, 2022 of VTEX.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

Rio de Janeiro, Brazil

April 20, 2023.